Exhibit 32.2
     DAC TECHNOLOGIES GROUP INTERNATIONAL, INC. CERTIFICATION PURSUANT TO RULE 13a-14(b) OR RULE 15d-14(c) OF THE SECURITIES EXCHANGE ACT OF 1934 AND 18 U.S.C. SECTION 1350
     In connection with this First Amendment to the Quarterly Report on Form 10-QSB/A-1 of DAC Technologies Group International Inc (the “Company”) for the period ended September 30, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert C. Goodwin, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that: (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Robert C. Goodwin
Robert C. Goodwin, CFO, Principal Accounting Officer and Principal Financial Officer

Date: August 16, 2007